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                                                                   EXHIBIT(a)(2)

                     PILGRIM AMERICA INVESTMENT FUNDS, INC.

                             ARTICLES OF AMENDMENT

      PILGRIM AMERICA INVESTMENT FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      First:      The charter of the Corporation is hereby amended by striking out Article SECOND of the Articles of Incorporation and inserting in lieu thereof the following:

      SECOND:     The name of the corporation is Pilgrim Investment Funds, Inc.

      Second:     The charter of the Corporation is hereby amended further to provide that the Corporation's "Pilgrim America MagnaCap Fund series Class A Common Stock" is hereby redesignated "Pilgrim MagnaCap Fund series Class A Common Stock," the "Pilgrim America MagnaCap Fund series Class B Common Stock" is hereby redesignated "Pilgrim MagnaCap Fund series Class B Common Stock," the "Pilgrim America MagnaCap Fund series Class M Common Stock" is hereby redesignated "Pilgrim MagnaCap Fund series Class M Common Stock," the "Pilgrim America High Yield Fund series Class A Common Stock" is hereby redesignated "Pilgrim High Yield Fund series Class A Common Stock," the "Pilgrim America High Yield Fund series Class B Common Stock" is hereby redesignated "Pilgrim High Yield Fund series Class B Common Stock," the "Pilgrim America High Yield Fund series Class M Common Stock" is hereby redesignated "Pilgrim High Yield Fund series Class M Common Stock."

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      Third: The Amendment to the Articles of Incorporation of the Corporation
as hereinabove set forth shall be effective on November 16, 1998.

      Fourth:     The foregoing amendment to such Articles of Incorporation of the Corporation was approved by a majority of the entire Board of Directors of the Corporation; the charter amendment is limited to changes expressly permitted by Section 2-605 of Subtitle 6 of Title 2 of the Maryland General Corporation Law to be made without action by the stockholders, and the Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

      Fifth:      The undersigned President of the Corporation acknowledges
these Articles of Amendment to be the corporate act of the Corporation and states to the best of his knowledge, information and belief that the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties of perjury.

      IN WITNESS WHEREOF, Pilgrim America Investment Funds, Inc. has caused this instrument to be signed in its name and on its behalf by its President, Robert
W. Stallings, and attested by its Secretary, James M. Hennessy, on the 26th day of October, 1998.

ATTEST:                                           PILGRIM AMERICA INVESTMENT
                                                  FUNDS, INC.

/s/ James M. Hennessy                             By: /s/ Robert W. Stallings
------------------------------                        --------------------------
James M. Hennessy                                     Robert W. Stallings
Secretary                                             President

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